EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Nos. 333-179563, 333-182586, and 333-237154) on Form S-8, registration statement (333-268974) on Form S-4, and registration statement (333-270754) on Form S-3 of our report dated February 27, 2024, with respect to the consolidated financial statements of Pilgrim's Pride Corporation and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Denver, Colorado
February 27, 2024